Exhibit 99.1 May 10, 2005

Ivanhoe Energy First Quarter Results and Production Update

VANCOUVER, CANADA — Ivanhoe Energy Inc. (NASDAQ: IVAN and TSX: IE, IE.U) today filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

“We continue to grow our company and this quarter marks five consecutive quarters of positive cash flow from operations, before changes in non-cash working capital(1),” said David Martin, Ivanhoe Energy’s Chairman.

“Our most significant activities in the quarter were related to the merger with Ensyn Group, Inc., which gives Ivanhoe Energy full and exclusive rights to deploy the proprietary RTP™ upgrading technology for the development of heavy oil deposits. We paid $10 million in cash and issued 30 million Ivanhoe Energy common shares in exchange for all of the outstanding Ensyn common shares. The transaction was completed on April 15. We are actively pursuing opportunities for the commercial deployment of the technology in the U.S., Canada and several other countries around the world.”

Consolidated Corporate Highlights
(unaudited; thousands of U.S. dollars except per share and production amounts)

	Three Months Ended
	March 31	Dec. 31	March 31
	2005	2004	2004
Financial
Net loss	$(1,483)	$(17,184)	$(1,292)
Net loss per share – basic and diluted	$(0.01)	$(0.09)	$(0.01)
Cash flow from operating activities	$776	$2,898	$(1,046)
Cash flow from operations, before changes in non-cash working capital(1)	$1,020	$1,821	$393
Revenue	$5,736	$6,212	$3,332
Depletion and depreciation	$2,207	$2,243	$1,446
Capital investments	$12,534	$12,709	$10,423
Total assets (at end of period)	$130,337	$118,486	$136,173
Cash and cash equivalents (at end of period)	$9,335	$9,322	$33,687
Operating
Net production (after royalties):
Barrel of oil equivalent (BOE)	149,772	153,555	108,728
BOE/day for the period	1,664	1,669	1,195

(1)	See Reconciliation of GAAP to Non-GAAP Measures below for reconciliation of Generally Accepted Accounting Principles (GAAP) to non-GAAP financial measures utilized in calculating cash flow from operations, before changes in non-cash working capital and a statement indicating why management believes the non-GAAP measure of cash flow is useful information for investors.

Heavy-to-Light Oil and Enhanced Oil Recovery Activities

In March, 2005, we successfully completed the performance testing of the Rapid Thermal Process (RTP™) Commercial Demonstration Facility (CDF) in California and the test results were independently verified by the consulting firm Muse, Stancil & Co. of Dallas, Texas. International energy consultant Purvin & Gertz, Inc. provided an additional independent confirmation of the performance testing.

The CDF met a performance milestone in the contractual requirements specified in an Ensyn and ConocoPhillips Canada Resources Corp. (“ConocoPhillips Canada”) agreement related to the development of the RTP™ Technology, whereby ConocoPhillips Canada has the right, through August, 2010, to place orders for RTP™ plants with input capacity of up to 250,000 barrels-per-day. If plants are installed, Ivanhoe Energy will receive royalties per barrel after the first 50,000 barrels-per day of feedstock input capacity.

Ivanhoe Energy has received the required data from the Iraq Ministry of Oil to perform its previously announced study of the shallow Qaiyarah Oil Field in northern Iraq. We are evaluating the potential response of the Qaiyarah Oil Field to the latest in enhanced oil recovery techniques, along with the potential value that could be added using the RTP™ Technology. If the evaluation indicates economic viability, Ivanhoe Energy will present a technical and commercial development plan for Qaiyarah. The Ministry of Oil is under no obligation to enter into commercial negotiations at the completion of Ivanhoe Energy’s study. The study is expected to be completed within the next few months. Work on this study is being conducted outside Iraq at Ivanhoe Energy offices in London, England and Bakersfield, California.

We also are continuing our study of the heavy crudes from the Castilla and Chichimene oil fields in Colombia, South America. In the first quarter, we performed ten runs of heavy oil samples from these two fields at the RTP™ pilot plant in Ottawa, Canada. Work is continuing, and further meetings with Colombia’s Ecopetrol S.A. related to these fields have been scheduled in the second quarter.

Gas-to-Liquid Activities

We are updating the designs for a 45,000 and a 90,000 barrel-per-day gas-to-liquids (GTL) plant in Egypt. The objective is to develop full plant design documentation and associated cost estimates based upon improvements in Syntroleum’s GTL process and catalysts, as well as equipment technology in general. After completing the plant design and economics update, we will present a proposal for a GTL plant to Egypt’s Ministry of Petroleum. Additionally, we plan to update our marketing study that will provide GTL product price forecasts and identify end users for these products from this plant.

U.S. Oil and Gas Operations
(unaudited; thousands of U.S. dollars except production amounts)

	Three Months Ended
	March 31	Dec. 31	March 31
	2005	2004	2004
Financial
Revenue	$2,875	$2,758	$1,795
Depletion and depreciation	$1,167	$1,115	$863
Capital investments	$799	$4,005	$3,118
Identifiable assets (at end of period)	$47,602	$49,465	$82,517
Operating
Net production (after royalties):
Barrel of oil equivalent (BOE)	77,537	76,773	58,366
BOE/day for the period	862	834	641

California

South Midway – We have 55 producing wells in South Midway, with a working interest of 100%. There was no drilling in this field in the first quarter of 2005. We are continuing to add cyclic steam to the reservoirs at increasing injection rates and volumes. We also have initiated continuous steam drive operations in the southern expansion area, which has improved production rates. Additional development and delineation operations in this area are planned for the second quarter of 2005.

Citrus (Lost Hills) – Three wells were producing at a combined rate of 110 net BOEPD at the end of the first quarter of 2005. We have a one-year extension to the end of 2005, covering the area south of our existing producing wells. We continue to assess the potential of the Upper Antelope zone in this section of our Citrus acreage. Ivanhoe Energy holds a working interest of 83% to 100% in this 2,400-acre block and is the operator.

Knights Landing (Sacramento Basin) – The three new gas discoveries drilled in 2004 have been tied into the existing pipeline system and were placed on production in April, 2005. Total gas production from this project is averaging 1.8 mmcf per day. A 3-D seismic program is planned for the fourth quarter of 2005, and drilling will recommence once interpretation of the seismic is complete. Ivanhoe Energy has an 80% to 100% working interest.

Peach (North South Forty) – During the first quarter of 2005, we discovered natural gas at the Peach prospect in the North Antelope Hills area of Kern County. We hold a 50% working interest in the initial well after payout and will retain a 50% interest in the prospect. We expect to drill an appraisal well during the second quarter of 2005.

Wyoming

LAK Ranch – A third pilot phase cycle of steam injection was started in early April 2005 and is being monitored through a recently-drilled observation well. A 3-D seismic survey was completed in December, 2004 and evaluation results are expected in the second quarter of 2005. Our working interest will increase from the current 39% to a maximum of 60%, if we decide to enter the next two phases of the contract.

Texas

Spraberry – Our working interests range from 31% to 48% in 25 wells, which are currently producing approximately 80 net boe/day.

China Oil and Gas Operations
(unaudited; thousands of U.S. dollars except production amounts)

	Three Months Ended
	March 31	Dec. 31	March 31
	2005	2004	2004
Financial
Revenue	$2,826	$3,278	$1,502
Depletion and depreciation	$1,034	$1,104	$577
Capital investments	$9,806	$8,333	$6,875
Identifiable assets (at end of period)	$54,501	$44,960	$38,798
Operating
Net production (after royalties):
Barrel of oil equivalent (BOE)	72,235	76,782	50,362
BOE/day for the period	803	835	553

Dagang – In the first quarter of 2005, we placed an additional six wells on production bringing the total wells on production or available for production to 28 wells at quarter-end. However, our gross production exit rate at the Dagang field decreased 21% from the end of 2004 to March 31, 2005 as we experienced higher water cuts, particularly in the older wells, and our most productive well was shut-in for maintenance at the end of the first quarter of 2005. Additionally, results from the new wells drilled in the northern blocks of the Dagang field have been less than expected. We expect to initiate a stimulation program in the second quarter of 2005 to improve production from these wells. Two drill rigs are currently in operation. Ivanhoe Energy has a 60% working interest in this project and is the operator.

Ivanhoe Energy and its 40% joint-venture partner, Richfirst Holdings Limited, a subsidiary of China International Trust & Investment Company, are in active discussions with European and Chinese lending banks for a project loan to provide funding for further development of the Dagang oil field.

Zitong – We commenced drilling our first well in the Zitong natural gas block in the Sichuan Basin, Dingyuan 1, on April 1, 2005. The well is expected to take 60 days to drill to a target depth of 8,700 feet. A second exploratory well in the Zitong block is planned for later in 2005. In the first quarter of 2005, we completed the remaining 160 miles of our 700-mile seismic acquisition program, which we commenced in 2004. Ivanhoe Energy has a 100% working interest in this project.

Liquidity and Capital Resources

On March 31, 2005, our cash position was $9.3 million. Our capital investments for the first quarter of 2005 were $12.5 million and are expected to be $41.7 million for the remainder of the year. This is $24.8 million lower than our original 2005 capital budget of $79 million. We plan to reduce our Dagang drilling schedule for the remainder of 2005, and will delay additional drilling at Knights Landing and Citrus pending further evaluations.

To complete our 2005 capital program and successfully pursue acquisition opportunities, develop existing assets and execute medium- and long-term growth strategies, we will require significant additional funding. We plan to seek financing, on an as-needed basis, from equity markets, project lenders, joint ventures or other potential financing sources. We cannot assure you that we will be successful in raising the additional funds necessary or securing joint venture partners to complete our expansion and capital spending programs. If we are unsuccessful, we will have to prioritize our business opportunities and objectives. As a result, we may lose some valuable business opportunities, which may adversely affect our business and prospects.

In April, 2005, we closed on $10.3 million of a special warrant financing, by way of a private placement. Proceeds from the financing were used to complete the acquisition of Ensyn Group, Inc. and for general corporate purposes. The financing consisted of the issuance of 4,100,000 special warrants at Cdn$3.10 per special warrant. Each special warrant entitles the holder to receive, at no additional cost, one common share and one common share purchase warrant. Two common share purchase warrants will entitle the holder to purchase one common share at a price of Cdn$3.50 exercisable until the first anniversary date of the closing.

Reconciliation of GAAP to Non-GAAP Measures

Following is a reconciliation of cash provided by operating activities (GAAP) to cash flow from operations, before changes in non-cash working capital (a non-GAAP measure) as required under Regulation G of the Securities Exchange Act of 1934. We use cash flow from operations, before changes in non-cash working capital to demonstrate to investors our progress toward internally funding capital investments versus reliance on external sources of financing to meet capital requirements. It also is useful in comparing oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities.

Cash Flow
(unaudited; thousands of U.S. dollars)

	Three Months Ended
	March 31	Dec. 31	March 31
	2005	2005	2004
Cash flow from operating activities	$776	$2,898	$(1,046)
Add back:
Changes in non-cash working capital items	244	(1,077)	1,439
Cash flow from operations, before changes in non-cash working capital	$1,020	$1,821	$393

Copies of the Form 10-Q may be obtained from the Ivanhoe Energy website at www.ivanhoe-energy.com, on SEDAR at www.sedar.com or EDGAR at www.sec.gov.

Ivanhoe Energy is an independent international oil and gas exploration and development company building long-term growth in its reserve base and production. Core operations are in the United States and China, with business development opportunities worldwide. Ivanhoe Energy is a leader in technologically innovative methods designed to significantly improve the company’s reserve base and production, including the upgrading of heavy oil to light oil (HTL), state-of-the-art drilling techniques, enhanced oil recovery (EOR) and the conversion of natural gas to liquids (GTL).

Ivanhoe Energy trades on the NASDAQ SmallCap market with the ticker symbol IVAN and on the Toronto Stock Exchange (TSX) with the symbol IE. On the TSX, Ivanhoe Energy is listed and traded in both Canadian and U.S. dollars. The U.S. dollar trading symbol on the TSX is IE.U.

Information contacts: In North America: In Asia: Website:	Cindy Burnett 604-331-9830 Patrick Chua 86-1370-121-2607 / 852-9193-4056 www.ivanhoe-energy.com

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning general industry and market conditions, the potential for and future application of the RTP™ and other technologies, statements relating to the continued advancement of Ivanhoe Energy’s projects, projected total wells to be drilled in 2005, wells to be drilled or worked over in the Dagang development program, success of our first exploration well at Zitong, planned additional exploration, development and delineation wells in South Midway, Citrus, Peach and East Texas, timing of the development program at LAK Ranch, dependence on new product development and associated costs, statements relating to anticipated capital expenditures, including those related to our capital spending program for the remainder of 2005, statements relating to increases in production, statements relating to the continued advancement of Ivanhoe Energy’s projects, and other statements which are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the company’s projects will experience technological and mechanical problems, new product development will not proceed as planned, the RTP™ process to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in Iraq and other foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, competition and other risks disclosed in Ivanhoe’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

RESERVES DATA AND OTHER OIL AND GAS INFORMATION: Ivanhoe Energy’s disclosure of reserves data and other oil and gas information is made in reliance on an exemption granted to Ivanhoe Energy by Canadian securities regulatory authorities, which permits Ivanhoe Energy to provide disclosure in accordance with US disclosure requirements.

The information provided by Ivanhoe may differ from the corresponding information prepared in accordance with Canadian disclosure standards under National Instrument 51-101 (NI 51-101). Further information about the differences between the US requirements and the NI 51-101 requirements is set forth under the heading “Reserves, Production and Related Information” in Ivanhoe’s Annual Report on Form 10-K.